                            STOCK EXCHANGE AGREEMENT

     THIS STOCK EXCHANGE AGREEMENT (this "Agreement"),  dated as of the 21st day of January, 2004, is by and between Decorize,  Inc., a Delaware corporation (the
"Company") and NEST USA, Inc., a Delaware corporation ("NEST").

     WHEREAS, the Company and Nest entered into that certain Securities Purchase
Agreement,  dated as of February  26,  2002,  as amended by that  certain  First
Amendment to Securities Purchase Agreement (the "Purchase Agreement"); and

     WHEREAS, in connection with the Purchase  Agreement,  on February 27, 2002, the Company  issued to NEST that certain  Convertible  Term Note in the original principal  amount of  $750,000,  which was amended by that  certain  Amended and
Restated 6% Convertible Term Note in the original  principal amount of $750,000, on January 1, 2003 (the "Note");

     WHEREAS, the Company desires to issue and sell to NEST, and NEST desires to purchase from the Company,  409,700  shares (the  "Shares") of the common stock,
$0.001 par value per share, of the Company ("Common  Stock"),  in exchange for a reduction of the principal balance of the Note, as further set forth herein;

     NOW,  THEREFORE,  in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1.   PURCHASE AND SALE.

     1.1 Sale of Shares.  Upon the terms and subject to the conditions set forth in  this  Agreement,  the  Company  hereby  agrees,  upon  the  receipt  of  the consideration  described  herein,  to issue the Shares to NEST,  and NEST hereby agrees to purchase from the Company,  all right,  title,  and interest in and to all of the Shares, free of all liens,  claims and encumbrances.  The Company has agreed to grant registration rights to the Shares and the shares of Common Stock issuable from time to time ("Warrant  Shares") upon exercise of the Warrants (as defined),  including  its  agreement to file a  registration  statement for such
Shares  within 30 days  hereof,  all as further  described  in the  Registration
Rights  Agreement   attached  as  Exhibit  A  to  this  Agreement  (the  "Rights
Agreement").

     1.2  Consideration.  The aggregate purchase price for the Shares is the sum of $409,700 (the "Purchase  Price"),  at a price of $1.00 per share, which shall be paid by the reduction of the outstanding principal balance of the Note in the amount of the Purchase Price. The reduction in the outstanding principal balance of the Note shall be evidenced by the issuance of a Second  Amended and Restated
6% Convertible  Promissory Note, in the form of Exhibit B to this Agreement (the
"New Note"),  which shall be issued in full replacement and substitution for the
Note.  Upon issuance of the New Note and the Shares,  the Note shall cease to be of any further force or effect.

     1.3 Issuance of Warrants;  Amendment of Existing Warrants. In consideration of the  purchase  of the  Shares,  the  Company  has  agreed  to issue  warrants
("Warrants")  exercisable  for 400,000  shares of Common Stock,  with an initial exercise  price of $1.40 per share.  The form of the  Warrants  is  attached  as
Exhibit C to this Agreement.  The Company and NEST have also agreed to amend  and  restate  certain  existing  warrants  issued  in  February  2002  in
connection  with  the  Purchase   Agreement  ("2002  Warrants")  to  extend  the
termination  date for the 2002 Warrants to December 31, 2005,  which amended and restated  warrants shall be issued in full  replacement and substitution for the
2002  Warrants.  The form of the  amended and  restated  warrants is attached as
Exhibit D to this Agreement (the "Amended 2002 Warrants"). The Warrants, Shares,
New  Note  and  Amended  2002  Warrants  are  collectively  referred  to as  the
"Securities".

     1.4 Closing Procedure. Concurrent with the execution of this Agreement, (i)
the Company shall deliver to NEST, stock certificate(s) representing the Shares, issued in the name of NEST, instruments  representing the other Securities,  the
Rights Agreement and this Agreement (collectively, the "Closing Documents"), and
(ii) NEST shall  surrender the Note and the certificate for its 2002 Warrants to the Company for cancellation in exchange for the foregoing. All actions taken on the date hereof with respect to the transactions contemplated hereunder shall be deemed  to have  been  taken  simultaneously  at the  time  the last of any such actions is taken or completed.

     1.5 Preferred Stock  Financing;  Subordination  of Note. NEST  acknowledges that the  exchange  of its Note for the Shares and the New Note is being made in connection  with the proposed  issuance of shares of a newly  created  series of preferred  stock of the Company,  the terms of which have been  provided to NEST
(the "Financing").  Accordingly, NEST hereby waives any preemptive rights it may have under Section 2.08 of the Purchase  Agreement with respect to any preferred stock,  warrants  or other  securities  issued by the  Company  to SRC  Holdings
Corporation,  Quest  Capital  Alliance,  L.L.C.,  and  any of  their  respective affiliates, in connection with the Financing;  provided, that it is completed on or before March 1, 2004.

     In connection with the Financing, NEST consents to the subordination of the indebtedness owed to it by the Company,  in accordance with the terms of the New
Note; provided,  that the Company shall provide notice to NEST of any additional
Senior  Indebtedness  (as  defined  in the New  Note)  that is  incurred  by the
Company,  including any credit line obtained in connection  with the  Financing.
NEST further  consents to the pledge of any assets of the Company (as defined in the Purchase  Agreement) in connection  with the Financing,  subject to it being closed on or before March 1, 2004.

     1.6  Amendments  to Purchase  Agreement.  In further  consideration  of the transactions  to be effected under this  Agreement,  NEST and the Company hereby agree that  effective upon the full execution of this Agreement and the delivery of the Securities as contemplated  herein,  the Purchase  Agreement shall be and hereby is amended as follows:

     (a)  Section 2.08 of the Purchase Agreement is amended and restated to read
          in its entirety: "Section 2.08.       Intentionally Omitted."

     (b)  Section 5.06 of the Purchase Agreement is amended and restated to read
          in its entirety: "Section 5.06.       Intentionally Omitted."

     1.7 Removal of Restrictive Legends. In connection with any proposed sale of the Shares or Warrant Shares,  any legend endorsed on a certificate  pursuant to
Section  3.2(d) and any related stop transfer  instructions  with respect to any
Securities shall be removed, and the Company

shall within ten (10) Business Days request its transfer agent to issue promptly a certificate  without such legend to the holder thereof, if (i) such Securities shall be registered  under the Securities  Act, (ii) such legend may be properly removed  under  the terms of Rule 144 under  the  Securities  Act or (iii)  such holder shall provide the Company with an opinion of counsel, satisfactory to the
Company,  to the effect that a sale,  transfer or assignment of such  Securities may be made pursuant to Rule 144(k) under the Securities Act.

2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to NEST as follows:

     2.1  Organization  and Good  Standing.  The Company is a  corporation  duly organized,  validly existing and in good standing under the laws of the State of
Delaware,  and has all necessary  corporate  power and authority to own or lease its assets and to carry on its  business as now being  conducted  and  presently proposed  to be  conducted.  The Company is duly  qualified  to do business as a foreign  corporation  and is in good standing in each  jurisdiction in which its ownership  or leasing  of assets,  or the  conduct of its  business,  makes such qualification  necessary,  except where the failure to be so qualified would not result in a material  and  adverse  change in the  business,  assets,  financial condition,  results of  operations,  affairs or prospects of the Company and its subsidiaries,  taken as a whole  ("Material  Adverse  Change").  Except  for any subsidiaries  disclosed in its SEC Documents  (as defined in Section  2.3),  the
Company  has  no  subsidiaries  and no  equity  interests  in  any  corporation, partnership, joint venture or other entity.

     2.2  Requisite  Power and  Authorization.  The  Company  has all  necessary corporate  power and authority to execute and deliver the Closing  Documents and to perform  its  obligations  under  each of the  Closing  Documents,  including without  limitation  the issuance of the  Securities  hereunder.  All  corporate action of the Company  required  for the  execution  and delivery of the Closing
Documents  and the  issuance and  delivery of the  Securities  has been duly and
effectively   taken,  and  no  further  actions,   authorizations  or  consents,
including,  without limitation, any consents of the stockholders of the Company, are required.  Each of the Closing  Documents  constitutes the valid and binding obligation of the Company,  enforceable  against the Company in accordance  with
its  terms,  except  (i)  as  limited  by  applicable  bankruptcy,   insolvency,
reorganization,  moratorium  or  other  laws of  general  application  affecting enforcement  of  creditor's  rights,  (ii) as limited by general  principles  of equity that  restrict the  availability  of equitable  remedies and (iii) as the indemnity  provisions of the Rights Agreement may be limited by law. The Warrant
Shares,  if and when  issued,  delivered  and paid  for in  compliance  with the provisions of this Agreement and the Warrants,  as  applicable,  will be validly issued,  fully  paid and  non-assessable,  free and clear of any and all  liens, charges, claims or encumbrances. The Company has reserved a sufficient number of shares of Common Stock necessary for issuance of the Warrant Shares.

     2.3 SEC  Documents.  The Company has filed with the Securities and Exchange
Commission  (the "SEC") all reports,  statements,  schedules and other documents
(collectively,  the "SEC Documents")  required to be filed by it pursuant to the
Securities  Act and the Securities  Exchange Act of 1934 (the  "Exchange  Act").
Since June 30, 2003,  all SEC Documents  required to be filed were timely filed.
As of  their  respective  dates,  the SEC  Documents  complied  in all  material respects with the requirements of the Securities Act or the Exchange Act, as the
case may be, and the rules and  regulations of the SEC  promulgated  thereunder, and  none of the SEC  Documents,  at

the time they were  filed with the SEC,  contained  any  untrue  statement  of a material fact or omitted to state a material fact required to be stated  therein or  necessary  in  order  to  make  the  statements  therein,  in  light  of the circumstances under which they were made, not misleading. As of their respective dates,  the financial  statements  included in the SEC Documents (the "Financial
Statements")  complied  as to  form in all  material  respects  with  applicable accounting  requirements and the published rules and regulations of the SEC with respect  thereto.  Except (i) as may be indicated in the notes to the  Financial
Statements or (ii) in the case of the unaudited interim statements, as permitted by Form 10-QSB  under the  Exchange  Act,  the  Financial  Statements  have been
prepared  in  accordance   with   generally   accepted   accounting   principles
consistently  applied and fairly present in all material  respects the financial position  of the Company and its  subsidiaries  as of the dates  thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited  statements,  to normal recurring year-end adjustments and footnotes).  Except as set forth in the Financial  Statements filed with the SEC prior to the date hereof,  neither the Company nor any of its  subsidiaries  has any  liabilities,  whether  absolute,  contingent or  otherwise,  other than (i)
liabilities  incurred in the ordinary course of business  subsequent to the date of such Financial  Statements,  (ii) obligations under contracts and commitments incurred in the ordinary  course of business and not  required  under  generally accepted  accounting  principles to be reflected in such  Financial  Statements, which  liabilities  and  obligations  referred  to  in  clauses  (i)  and  (ii), individually or in the aggregate, are not material to the financial condition or operating  results  of  the  Company  or  any  of  its  subsidiaries  and  (iii)
liabilities  and obligations  incurred in connection with the Closing  Documents and the transactions contemplated thereby.

     2.4 No Conflicts.  Neither the execution,  delivery and  performance by the
Company of this Agreement,  the other Closing Documents, and all instruments and documents  to  be  delivered  by  the  Company,  nor  the  consummation  of  the transactions  contemplated  by any of  the  foregoing  (i)  has  constituted  or resulted  in,  or will  constitute  or result  in, a default  under or breach or violation of any term or provision of the Certificate of Incorporation or bylaws of the Company,  as amended,  or material  contracts or instruments to which the
Company or any of its  subsidiaries is a party or federal,  state or local laws, rules or regulations,  writs, orders,  judgments or decrees which are applicable to the Company, any of its subsidiaries or their assets, (ii) will result in the acceleration  or  termination  of any rights under any contract or instrument to which the Company or any of its  subsidiaries is a party or (iii) will result in the creation or imposition of any liens, charges or encumbrances upon any assets of the Company or any of its subsidiaries.

     2.5 Consents. No approval,  consent,  order,  authorization or other action by, or notice to or filing with, any governmental authority or regulatory agency or any other person or entity,  and no lapse of a waiting period, is required in connection  with the  execution,  delivery or performance by the Company of this
Agreement,  any other Closing Document,  the issuance and delivery of any of the
Securities  or any  other  transactions  contemplated  by  any  of  the  Closing
Documents  except for filings  required under  applicable  state "blue sky" laws
(which shall be duly filed and effective prior to the issuance of the Securities if so required  under such laws) and the filing of a  registration  statement or statements pursuant to the Registration Rights Agreement.

     2.6 No  Material  Adverse  Change.  Since the date of the most  recent  SEC
Documents,  the business of the Company and each subsidiary has been operated in the ordinary  course and  substantially  consistent with past practice and there has not been any Material Adverse Change.

     2.7  Litigation.   There  is  no  claim,   action,   suit,   proceeding  or
investigation  pending  or, to the  Company's  knowledge,  currently  threatened against  the  Company  or any of its  subsidiaries,  or any of their  respective directors or officers,  in their  capacities  as such,  (i) that  questions  the validity of this Agreement or any other Closing  Document or the issuance of the
Securities,  or the right of the  Company  to enter into this  Agreement  or any other Closing  Document or to consummate the  transactions  contemplated  by any
Closing  Document  or (ii) that  might  result,  either  individually  or in the aggregate, in any Material Adverse Change or in any change in the current equity ownership of the Company.

     2.8 Validity of Shares. The Shares, when issued by the Company to NEST upon payment in full of the Purchase Price,  will be validly  issued,  fully paid and non-assessable.  The  Warrant  Shares,  when  issued by the Company to NEST upon payment  in full of the  exercise  price  under the  Warrants,  will be  validly issued, fully paid and non-assessable.

3.  REPRESENTATIONS  AND WARRANTIES OF NEST. NEST represents and warrants to the
Company as follows:

     3.1 Due Authorization.  NEST has full capacity to enter into this Agreement and to carry  out its  obligations  hereunder.  This  Agreement  has  been  duly executed and delivered by NEST and  constitutes  the legal,  valid,  and binding obligations of NEST, enforceable against him in accordance with its terms.

     3.2  Investment  Representations.  NEST further  represents and warrants as follows:

          (a)  The  undersigned is purchasing the Securities for its own account and not with a view to resale or redistribution in a manner which would require  registration  under the Securities Act of 1933, as amended (the "Act"), or any state securities laws, or for sale in connection with a "distribution," as that term is used in Section
               2(11) of the Act, of the Securities.

          (b)  The   undersigned   understands   that  the  Securities  are  not
               registered  under the Act or the securities laws of any state and may not be  disposed  of in  whole or in part in the  absence  of registration  under the Act or any state securities laws,  unless an exemption from registration is available.

          (c)  The undersigned  understands  that there will be no public market for the  Securities,  and  that  even if  such a  market  were to develop,  it may not be possible for the  undersigned  to readily liquidate its investment.  As a consequence,  the undersigned may never be able to sell or dispose of such  securities and may thus have to bear  the risk of  investment  in such  securities  for a substantial period of time. The undersigned has adequate means of providing  for its  current and future  contingencies  and has no
               need  for  liquidity   with  regard  to  its  investment  in  the
               Securities.

          (d)  The  undersigned  has  been  informed  and  understands  that the
               Securities, upon issue, will have such restrictive legends as are required by law or as the Company may otherwise deem appropriate.

          (e)  The  undersigned  has such  knowledge and experience in financial and business  matters that it is capable of evaluating the merits and  risks of an  investment  in the  Securities  and  making  an informed decision with respect to the purchase of the Securities.
               NEST is not relying  upon any  representation  or warranty by the
               Company  with  respect  to  the  value  of  the  Securities,  and accordingly no such representations or warranties are made.

          (f)  The  undersigned  has had an  opportunity to ask questions of and receive  satisfactory  answers from the Company, or any person or persons acting on the Company's behalf,  concerning the terms and conditions of this  investment,  and all such questions have been answered to the full satisfaction of NEST.

4. MISCELLANEOUS PROVISIONS

     4.1  Assignment.  This  Agreement  shall be  binding  upon and inure to the benefit  of the  parties  hereto and their  respective  successors,  heirs,  and assigns.

     4.2  Counterparts.  This  Agreement  may  be  executed  in  any  number  of counterparts,  each of  which  shall be  deemed  an  original,  but all of which together shall constitute one and the same instrument.

     4.3 Entire Agreement.  This Agreement and the documents  referred to herein contain the entire understanding of the parties hereto in respect of the subject matter  contained  herein.  There  are no  restrictions,  promises,  warranties, conveyances or undertakings  other than those  expressly set forth herein.  This
Agreement supersedes any prior agreements and understandings between the parties with respect to the subject matter of this Agreement.

     4.4  Modification.  No change or  modification  of this Agreement  shall be valid or binding  upon the parties  hereto,  nor shall any waiver of any term or condition  in the future be so binding,  unless such change or  modification  or waiver shall be in writing and signed by the parties hereto.

     4.5 GOVERNING LAW;  VENUE.  NOTWITHSTANDING  THE PLACE WHERE THIS AGREEMENT
MAY BE EXECUTED BY ANY OF THE PARTIES HERETO,  THE PARTIES  EXPRESSLY AGREE THAT
THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF
DELAWARE AS APPLIED TO AGREEMENTS AMONG DELAWARE  RESIDENTS  ENTERED INTO AND TO
BE PERFORMED  ENTIRELY  WITHIN  DELAWARE,  WITHOUT REGARD TO THE CONFLICT OF LAW
PROVISIONS OF SUCH JURISDICTION.  VENUE FOR ANY ACTION TO ENFORCE, INTERPRET, OR
RESOLVE ANY DISPUTE WITH RESPECT TO ANY  PROVISION  OF THIS  AGREEMENT  SHALL BE
EXCLUSIVELY  IN GREENE COUNTY,  MISSOURI,  AND ALL PARTIES HERETO AGREE THAT ANY
LITIGATION  DIRECTLY OR INDIRECTLY  RELATING TO THIS  AGREEMENT  MUST BE

BROUGHT BEFORE AND DETERMINED BY A COURT OF COMPETENT  JURISDICTION  WITHIN SUCH
COUNTY AND STATE.  EACH OF THE PARTIES  FURTHER  ACKNOWLEDGE  THAT SUCH VENUE IS
APPROPRIATE  AND AGREE NOT TO RAISE ANY  ARGUMENT  THAT SUCH VENUE IS IN ANY WAY
UNDULY  INCONVENIENT FOR ANY OF THEM, WITH THEIR EXECUTION HEREOF BEING EVIDENCE
OF THEIR AGREEMENT TO SUBMIT TO THE JURISDICTION OF SUCH COURTS.

     IN WITNESS  WHEREOF,  the parties hereto have executed this Agreement as of the date first above written.

                                       The Company:

                                       DECORIZE, INC.,
                                       a Delaware corporation

                                       By:
                                          --------------------------------------
                                          Alex Budzinsky
                                          Executive Vice President and
                                          Chief Financial Officer

                                       NEST:

                                       NEST USA, INC.,
                                       a Delaware corporation

                                       By:
                                          --------------------------------------
                                          [Name]
                                          [Title]

                                    Exhibit A

                          Registration Rights Agreement

                                    Exhibit B

                      Amended and Restated Promissory Note

                                    Exhibit C

                                  New Warrants

                                    Exhibit D

                                Amended Warrants